Exhibit 99.1
Williams-Sonoma, Inc. announces first quarter 2024 results
Q1 comparable brand revenue -4.9%
Q1 operating margin of 19.5%; diluted EPS of $4.07
Without the benefit of an out-of-period adjustment, Q1 operating margin of 16.6%; diluted EPS of $3.48
Raises full-year operating margin outlook
San Francisco, CA, May 22, 2024 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first quarter ended April 28, 2024 versus the first quarter ended April 30, 2023.
“We are pleased to deliver strong results in the first quarter of 2024, driven by an improving top-line trend and continued strength in our profitability. We remain committed to executing on our three key priorities in 2024 – returning to growth, elevating our world-class customer service, and driving margin,” said Laura Alber, President and Chief Executive Officer.
FIRST QUARTER 2024 HIGHLIGHTS
•Comparable brand revenue -4.9% with a 2-year comp -10.9% and a 3-year comp -1.4%.
•Gross margin of 48.3%, including a benefit of +290bps from an out-of-period adjustment. Without this adjustment, gross margin of 45.4%, which increased +690bps compared to LY GAAP basis, driven by (i) higher merchandise margins of +480bps, (ii) supply chain efficiencies of +240bps, partially offset by (iii) occupancy deleverage of -30bps. Occupancy costs of $196 million, -3.2% to LY GAAP basis.
•Gross margin of 48.3%, including a benefit of +290bps from an out-of-period adjustment. Without this adjustment, gross margin of 45.4%, which increased +680bps compared to LY non-GAAP basis, driven by (i) higher merchandise margins of +470bps, (ii) supply chain efficiencies of +240bps, partially offset by (iii) occupancy deleverage of -30bps. Occupancy costs of $196 million, -3.1% to LY non-GAAP basis.
•SG&A rate of 28.8% +170bps to LY GAAP basis driven by higher advertising spend and incentive compensation. SG&A of $479 million, +0.7% to LY GAAP basis.
•SG&A rate of 28.8% +310bps to LY non-GAAP basis driven by higher advertising spend and incentive compensation. SG&A of $479 million, +6.0% to LY non-GAAP basis.
•Operating income of $324 million with an operating margin of 19.5%, including a benefit of +290bps from an out-of-period adjustment. Without this adjustment, operating margin of 16.6%.
•Diluted EPS of $4.07 per share, including a benefit of $0.59 per share from an out-of-period adjustment. Without this adjustment, diluted EPS of $3.48 per share.
•Merchandise inventories -13.1% to the first quarter LY to $1.2 billion.
•Maintained strong liquidity position of $1.3 billion in cash and operating cash flow of $227 million, enabling the company to deliver returns to stockholders of $107 million through $63 million in dividends and $44 million in stock repurchases.

Exhibit 99.1
OUT-OF-PERIOD ADJUSTMENT
Subsequent to the filing of our Form 10-K, in April 2024, the Company determined that it over-recognized freight expense in fiscal years 2021, 2022 and 2023 for a cumulative amount of $49 million. The Company evaluated the error, both qualitatively and quantitatively, and determined that no prior interim or annual periods were materially misstated. The Company then evaluated whether the cumulative amount of the over-accrual was material to its projected fiscal 2024 results, and determined the cumulative amount was not material. Therefore, the Condensed Consolidated Financial Statements for the thirteen weeks ended April 28, 2024 include an out-of-period adjustment of $49 million to reduce cost of goods sold and accounts payable, which corrected the cumulative error on the balance sheet as of January 28, 2024.
OUTLOOK
•We are reiterating our guidance of annual net revenue growth in the range of -3% to +3% with comps in the range of -4.5% to +1.5% in fiscal 2024.
•We are raising our guidance on our operating margin for fiscal 2024. We now expect an operating margin between 17.6% to 18.0%, including the impact of the out-of-period adjustment of 60bps. Without this adjustment, we expect an operating margin between 17.0% to 17.4% in fiscal 2024.
•For fiscal 2024, we expect annual interest income to be approximately $40 million and our annual effective tax rate to be approximately 25.5%.
•Fiscal 2024 is a 53-week year. Our financial statements will be prepared on a 53-week basis in fiscal 2024 and a 52-week basis in fiscal 2023. However, we will report comps on a 53-week versus 53-week comparable basis. All other year-over-year comparisons will be 53-weeks in fiscal 2024 versus 52-weeks in fiscal 2023. We expect the additional week in fiscal 2024 to contribute 150bps to net revenue growth and 10bps to operating margin, both of which are reflected in our guidance.
•Over the long-term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.

Exhibit 99.1
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, May 22, 2024, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items, and for the same reasons, we are unable to address the probable significance of the unavailable information. These excluded items include exit costs associated with the closure of our West Coast manufacturing facility and the exiting of Aperture, a division of our Outward, Inc. subsidiary, as well as costs related to reduction-in-force initiatives. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our updated fiscal year 2024 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of inflation and measures to control inflation, including changing interest rates, on consumer spending; the continuing impact of global conflicts, such as the conflicts in Ukraine and the Middle East, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; labor and material shortages; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended April 28, 2024. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our values-based culture and commitment to achieving our sustainability goals. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.
For more information on our sustainability efforts, please visit: https://sustainability.williams-sonomainc.com/
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended
	April 28, 2024		April 30, 2023
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$1,660,348	100.0%	$1,755,451	100.0%
Cost of goods sold	857,833	51.7	1,080,392	61.5
Gross profit	802,515	48.3	675,059	38.5
Selling, general and administrative expenses	478,687	28.8	475,582	27.1
Operating income	323,828	19.5	199,477	11.4
Interest income, net	16,053	1.0	5,498	0.3
Earnings before income taxes	339,881	20.5	204,975	11.7
Income taxes	74,215	4.5	48,444	2.8
Net earnings	$265,666	16.0%	$156,531	8.9%
Earnings per share (EPS):
Basic	$4.14		$2.38
Diluted	$4.07		$2.35
Shares used in calculation of EPS:
Basic	64,206		65,849
Diluted	65,315		66,696

1st Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q1 24	Q1 23	Q1 24	Q1 23
Pottery Barn	$677	$768	(10.8)%	(0.4)%
West Elm	430	452	(4.1)	(15.8)
Williams Sonoma	238	239	0.9	(4.4)
Pottery Barn Kids and Teen	222	216	2.8	(3.3)
Other[2]	93	80	N/A	N/A
Total	$1,660	$1,755	(4.9)%	(6.0)%
1See the Company’s 10-K and 10-Q for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Primarily consists of net revenues from Rejuvenation, our international franchise operations, Mark and Graham and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	April 28, 2024	January 28, 2024	April 30, 2023
Assets
Current assets
Cash and cash equivalents	$1,254,786	$1,262,007	$297,291
Accounts receivable, net	115,215	122,914	109,203
Merchandise inventories, net	1,218,438	1,246,369	1,401,616
Prepaid expenses	62,752	59,466	62,723
Other current assets	22,787	29,041	27,993
Total current assets	2,673,978	2,719,797	1,898,826
Property and equipment, net	990,166	1,013,189	1,050,026
Operating lease right-of-use assets	1,187,777	1,229,650	1,258,599
Deferred income taxes, net	102,203	110,656	70,758
Goodwill	77,292	77,306	77,330
Other long-term assets, net	128,563	122,950	115,498
Total assets	$5,159,979	$5,273,548	$4,471,037
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$502,136	$607,877	$629,561
Accrued expenses	154,093	264,306	205,175
Gift card and other deferred revenue	596,340	573,904	452,505
Income taxes payable	148,826	96,554	87,680
Operating lease liabilities	229,555	234,517	229,751
Other current liabilities	90,007	103,157	97,144
Total current liabilities	1,720,957	1,880,315	1,701,816
Long-term operating lease liabilities	1,112,329	1,156,104	1,186,231
Other long-term liabilities	117,135	109,268	116,165
Total liabilities	2,950,421	3,145,687	3,004,212
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 64,337, 64,151, and 64,222 shares issued and outstanding at April 28, 2024, January 28, 2024 and April 30, 2023, respectively	644	642	643
Additional paid-in capital	521,833	588,602	531,940
Retained earnings	1,704,409	1,555,595	951,926
Accumulated other comprehensive loss	(16,893)	(15,552)	(16,258)
Treasury stock, at cost	(435)	(1,426)	(1,426)
Total stockholders' equity	2,209,558	2,127,861	1,466,825
Total liabilities and stockholders' equity	$5,159,979	$5,273,548	$4,471,037

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	January 28, 2024	Openings	Closings	April 28, 2024	April 30, 2023
Pottery Barn	184	1	(1)	184	188
Williams Sonoma	156	—	—	156	165
West Elm	121	1	(1)	121	123
Pottery Barn Kids	46	—	(1)	45	46
Rejuvenation	11	—	—	11	9
Total	518	2	(3)	517	531

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Thirteen Weeks Ended
(In thousands)	April 28, 2024	April 30, 2023
Cash flows from operating activities:
Net earnings	$265,666	$156,531
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	56,996	55,602
Loss on disposal/impairment of assets	1,264	10,374
Non-cash lease expense	66,821	64,173
Deferred income taxes	(538)	(1,656)
Tax benefit related to stock-based awards	9,347	11,802
Stock-based compensation expense	22,975	23,446
Other	(1,252)	(822)
Changes in:
Accounts receivable	7,666	6,256
Merchandise inventories	27,621	52,819
Prepaid expenses and other assets	(2,816)	6,668
Accounts payable	(116,731)	118,525
Accrued expenses and other liabilities	(114,258)	(92,858)
Gift card and other deferred revenue	22,592	(26,315)
Operating lease liabilities	(70,838)	(68,497)
Income taxes payable	52,273	26,478
Net cash provided by operating activities	226,788	342,526
Cash flows from investing activities:
Purchases of property and equipment	(39,513)	(50,029)
Other	31	148
Net cash used in investing activities	(39,482)	(49,881)
Cash flows from financing activities:
Tax withholdings related to stock-based awards	(87,008)	(4,348)
Payment of dividends	(62,862)	(58,079)
Repurchases of common stock	(43,781)	(300,000)
Net cash used in financing activities	(193,651)	(362,427)
Effect of exchange rates on cash and cash equivalents	(876)	(271)
Net decrease in cash and cash equivalents	(7,221)	(70,053)
Cash and cash equivalents at beginning of period	1,262,007	367,344
Cash and cash equivalents at end of period	$1,254,786	$297,291

Exhibit 1

1st Quarter GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended
	April 28, 2024		April 30, 2023
(In thousands, except per share data)	$	% of revenues	$	% of revenues
Occupancy costs	$196,155	11.8%	$202,612	11.5%
Exit Costs[1]	—		(239)
Non-GAAP occupancy costs	$196,155	11.8%	$202,373	11.5%

Gross profit	$802,515	48.3%	$675,059	38.5%
Exit Costs[1]	—		2,141
Non-GAAP gross profit	$802,515	48.3%	$677,200	38.6%

Selling, general and administrative expenses	$478,687	28.8%	$475,582	27.1%
Exit Costs[1]	—		(15,790)
Reduction-in-force Initiatives[2]	—		(8,316)
Non-GAAP selling, general and administrative expenses	$478,687	28.8%	$451,476	25.7%

Operating income	$323,828	19.5%	$199,477	11.4%
Exit Costs[1]	—		17,931
Reduction-in-force Initiatives[2]	—		8,316
Non-GAAP operating income	$323,828	19.5%	$225,724	12.9%

	$	Tax rate	$	Tax rate
Income taxes	$74,215	21.8%	$48,444	23.6%
Exit Costs[1]	—		4,690
Reduction-in-force Initiatives[2]	—		2,174
Non-GAAP income taxes	$74,215	21.8%	$55,308	23.9%

Diluted EPS	$4.07		$2.35
Exit Costs[1]	—		0.20
Reduction-in-force Initiatives[2]	—		0.09
Non-GAAP diluted EPS[3]	$4.07		$2.64

1During Q1 2023, we incurred exit costs of $17.9 million, including $9.3 million associated with the closure of our West Coast manufacturing facility and $8.6 million associated with the exiting of Aperture, a division of our Outward, Inc. subsidiary.

2During Q1 2023, we incurred costs related to reduction-in-force initiatives of $8.3 million primarily in our corporate functions.
3Per share amounts may not sum due to rounding to the nearest cent per diluted share.
SEC Regulation G – Non-GAAP Information
These tables include non-GAAP occupancy costs, gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.